Exhibit 23.1

CONSENT OF REGISTERED INDEPENDENT

PUBLIC ACCOUNTING FIRM

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We have issued our report dated May 25, 2012, with respect to the financial statement of MDS Energy Public 2012-A LP as of May 18, 2012, contained in the Registration Statement on Form S-1 for MDS Energy Public 2012 Program. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption “Experts”.

/s/ Schneider Downs & Co, Inc.
June 6, 2012
Pittsburgh, Pennsylvania